UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 16, 2022

Aditxt, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39336	82-3204328
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

737 N. Fifth Street, Suite 200 Richmond, VA	23219
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 870-1200

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001	ADTX	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

On September 16, 2022, Aditxt, Inc. (the “Company”) entered in a securities purchase agreement (the “Purchase Agreement”) with certain purchasers (the “Purchasers”), pursuant to which the Company agreed to issue and sell in a best efforts public offering by the Company (the “Offering”), (i) 1,224,333 shares of common stock (the “Shares”), (ii) pre-funded warrants to purchase 2,109,000 shares of common stock (the “Pre-Funded Warrants”), and (iii) warrants to purchase 3,333,333 shares of common stock (the “Common Stock Warrants” and together with the Pre-Funded Warrants, the “Warrants”). The public offering price for each Share and accompanying Common Stock Warrant was $6.00. The public offering price for each Pre-Funded Warrant and accompanying Common Stock Warrant was $5.999.

The Shares and Warrants were offered by the Company pursuant to the registration statement on Form S-1 (File No. 333-266183), which was initially filed with the Securities and Exchange Commission (the “Commission”) on July 18, 2022, amended on September 15, 2022 and September 16, 2022 and declared effective by the Commission on September 16, 2022.

The Common Stock Warrant has an exercise price of $6.00 and the Pre-Funded Warrant has an exercise price of per share of $0.001 per share. The Common Stock Warrants are immediately exercisable and expire five years from the date of issuance and the Pre-Funded Warrants are immediately exercisable and may be exercised any time until all of the Pre-Funded Warrants are exercised in full. The exercise price of the Warrants are subject to appropriate adjustment in the event of recapitalization events, stock dividends, stock splits, stock combinations, reclassifications, reorganizations or similar events affecting the Company’s common stock. In the event of a fundamental transaction, the holder of a Common Stock Warrant shall have the option, exercisable at any time concurrently with, or within 30 days after, the consummation of the fundamental transaction to cause the Company to purchase such Common Stock Warrant from the holder for cash in an amount equal to the Black Scholes value of such warrant calculated in accordance with the terms of warrant. Subject to limited exceptions, a holder of Warrants will not have the right to exercise any portion of its Warrants if the holder (together with such holder’s affiliates, and any persons acting as a group together with such holder or any of such holder’s affiliates) would beneficially own a number of shares of common stock in excess of 4.99% (or, upon election by a holder prior to the issuance of any Warrants, 9.99%) of the shares of common stock then outstanding. At the holder’s option, upon notice to the Company, the holder may increase or decrease this beneficial ownership limitation not to exceed 9.99% of the shares of common stock then outstanding, with any such increase becoming effective upon 61 days’ prior notice to the Company.

In connection with the Offering, the Company has agreed to be subject to a lock-up period during which the Company may not, subject to limited exceptions, offer, sell, transfer or otherwise dispose of the Company’s securities for a period of 60 days and each executive officer and director of the Company has entered into lock-up agreements providing that each of these persons may not, subject to limited exceptions, offer, sell, transfer or otherwise dispose of the Company’s securities for a period of 90 days.

H.C. Wainwright & Co., LLC (the “Placement Agent”) acted as placement agent on a best efforts basis for the Offering. Pursuant to an engagement agreement with the Placement Agent, the Company paid the Placement Agent a cash fee equal to 7.75% of the gross proceeds raised in the Offering and a management fee equal to 0.5% of the gross proceeds raised in the offering. In addition, the Company agreed to pay the Placement Agent for its non-accountable expenses in the amount of $40,000, its legal fees and expenses and other out-of-pocket expenses in an amount up to $100,000 and its clearing expenses in the amount of $15,950. The Company also issued warrants (the “Placement Agent Warrants”) to the Placement Agent exercisable at an exercise price of $7.50 per share for up to 200,000 shares of common stock, which is equal to 6.0% of the aggregate number of Shares and Pre-Funded Warrants sold in the Offering.

On September 20, 2022, the Offering closed resulting in net proceeds to the Company of approximately $18.2 million, after deducting the Placement Agent fees and estimated offering expenses payable by the Company.

The foregoing summaries of the Common Stock Warrants, the Pre-Funded Warrants, the Placement Agent Warrants, and the Purchase Agreement do not purport to be complete and are subject to, and qualified in their entirety by, such documents attached as Exhibits 4.1, 4.2, 4.3, and 10.1 respectively, to this Current Report on Form 8-K, which are incorporated herein by reference. The Agreement is attached hereto as an exhibit to provide interested persons with information regarding its terms but is not intended to provide any other factual information about the Company. The representations, warranties and covenants contained in the Agreement were made only for purposes of the Agreement as of specific dates indicated therein, were solely for the benefit of the parties to the Agreement and may be subject to limitations agreed upon by the parties.

Item 8.01 Other Events.

On September 16, 2022, the Company issued a press release announcing the pricing of the Offering. A copy of the press release is attached hereto as Exhibit 99.1, and is incorporated herein by reference.

On September 20, 2022, the Company issued a press release announcing the closing of the Offering. A copy of the press release is attached hereto as Exhibit 99.2, and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Exhibit
4.1	Form of Warrant - September 2022 (incorporated by reference to the Company’s Registration Statement on Form S-1 filed on September 15, 2022)
4.2	Form of Pre-Funded Warrant - September 2022 (incorporated by reference to the Company’s Registration Statement on Form S-1 filed on September 15, 2022)
4.3	Form of Placement Agent Warrant - September 2022 (incorporated by reference to the Company’s Registration Statement on Form S-1 filed on September 15, 2022)
10.1	Form of Securities Purchase Agreement - September 2022 (incorporated by reference to the Company’s Registration Statement on Form S-1 filed on September 15, 2022)
99.1	Press release dated September 16, 2022
99.2	Press release dated September 20, 2022
104	Cover Page Interactive Data File (embedded within the XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 20, 2022	ADITXT, INC.

	By:	/s/ Amro Albanna
	Name:	Amro Albanna
	Title:	Chief Executive Officer